Exhibit 5.1
October 18, 2013

CST Brands, Inc.
One Valero Way
Building D, Suite 200
San Antonio, TX 78249
Re:    Registration Statement on Form S-4 filed on September 13, 2013 by CST Brands, Inc.
Ladies and Gentlemen:
We have acted as counsel to CST Brands, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company set forth on Schedule I attached hereto (these subsidiaries, the “Subsidiary Guarantors” and the Company and the Subsidiary Guarantors collectively the “Registrants”), in connection with the Registrants’ Registration Statement on Form S-4 filed on September 13, 2013, as amended on October 18, 2013 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offer to exchange (the “Exchange Offer”) up to $550.0 million aggregate principal amount of the Company’s 5.0% Senior Notes due 2023 (the “Exchange Notes”), for a like principal amount of the Company’s issued and outstanding 5.0% Senior Notes due 2023 (the “Outstanding Notes”). The Indenture dated May 1, 2013 as supplemented by that certain First Supplemental Indenture dated as of September 13, 2013 (as supplemented, the “Indenture”), by and among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by each of the Subsidiary Guarantors (the “Guarantees”) to the extent set forth in the Indenture. The Company is conducting the Exchange Offer to satisfy its obligations under the Registration Rights Agreement, dated May 1, 2013 (the “Registration Rights Agreement”), by and among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA), LLC.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto (other than the Company and the Subsidiary Guarantors) had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, by all parties (other than the Company and the Subsidiary Guarantors), and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We have examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth. In expressing our opinions herein, we express no opinion as to compliance with federal and state securities laws or the rules and regulations of any self-regulating organization. The opinions expressed herein are limited to the laws of the State of Texas, the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States that are normally applicable to transactions of the type contemplated by the Exchange Offer (the “Applicable Law”). Various matters of Arkansas law are addressed in the opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., filed as Exhibit 5.2 to the Registration Statement, and various matters of Michigan law are addressed in the opinion of Varnum LLP, filed as Exhibit 5.3 to the Registration Statement (“Local Counsel Opinions”). We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
Members of our firm are admitted to the practice of law in the states of Texas and New York and we do not express any opinion as to the laws of any other jurisdiction other than the Applicable Law to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than the Applicable Law and the laws of Arkansas and Michigan which are addressed in the Local Counsel Opinions, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

(1)
the Exchange Notes, when duly executed, issued, sold and delivered by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture and exchanged for the Outstanding Notes, will be duly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that the enforceability of the Exchange Notes may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2)
each Guarantee, when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Exchange Notes in accordance with the Exchange Offer and the Indenture, will be duly issued and will constitute a valid and binding obligation of such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability of such Guarantee may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws or decisions relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issue and sale of the Exchange Notes (including specifically the reference contained under the caption “Legal Matters”) and to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Jackson Walker L.L.P.
JACKSON WALKER L.L.P.
SLC/srj/law

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	State or Other Jurisdiction of Incorporation or Organization
Autotronic Systems, Inc.	Delaware
Big Diamond, LLC	Texas
Big Diamond Number 1, LLC	Texas
CST Arizona Stations, Inc.	Delaware
CST Arkansas Stations, LLC	Arkansas
CST California Stations, Inc.	Delaware
CST Diamond Holdings, LLC	Texas
CST Diamond, L.P.	Texas
CST Marketing and Supply Company	Delaware
CST Metro LLC	Michigan
CST Security Services, Inc.	Delaware
CST Services LLC	Delaware
CST Shamrock Stations, Inc.	Delaware
CST USA INC.	Delaware
ELR, LLC	Delaware
Emerald Marketing, Inc.	Texas
National Convenience Stores Incorporated	Delaware
Real Estate Ventures, LLC	Texas
Sigmor Beverage, Inc.	Texas
Sigmor Company, LLC	Delaware
Sigmor Number 5, Inc.	Texas
Sigmor Number 43, Inc.	Texas
Sigmor Number 79, Inc.	Texas
Sigmor Number 80, Inc.	Texas
Sigmor Number 103, Inc.	Texas
Sigmor Number 105, Inc.	Texas
Sigmor Number 119, Inc.	Texas
Sigmor Number 178, Inc.	Texas
Sigmor Number 196, Inc.	Texas
Sigmor Number 238, Inc.	Texas
Sigmor Number 259, Inc.	Texas
Sigmor Number 422, Inc.	Texas
Skipper Beverage Company, LLC	Texas
Sunshine Beverage Co.	Texas
TOC-DS Company	Delaware
Valley Shamrock, Inc.	Texas